EXHIBIT 10.13

A.	The authorized and issued shares of the Corporation are amended to:
	(i)	create an unlimited number of the following classes of shares:
Exchangeable Shares Class A Common Shares
	(ii)	change each issued and outstanding Common Share into 3,366,855.84 Exchangeable Shares;
	(iii)	following the changes as provided in (i) and (ii), cancel all the authorized and unissued Common Shares and the rights, privileges, restrictions and conditions attached thereto;
so that after giving effect to the foregoing, the Corporation is authorized to issue unlimited Exchangeable Shares and Class A Common Shares.
B.	The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and the Class A Common Shares are set out in Schedule 1 attached hereto.

SCHEDULE 1

ARTICLE 1
INTERPRETATION

For the purposes of these rights, privileges, restrictions and conditions:

Section 1.1 Definitions.

“Act” means the Business Corporations Act (Ontario), as amended, consolidated or reenacted from time to time.

“AdValiant USA Common Shares” means the shares of common stock, with a par value of $0.01 per share, in the capital of AdValiant USA, Inc., a corporation organized and existing under the laws of Delaware.

“Automatic Redemption Date” means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the tenth anniversary date of the Effective Date, unless such date shall be extended by the Board of Directors at any time or from time to time to a specified later date being not later than the fifteenth anniversary of the Effective Date, upon at least 60 days’ prior written notice of any such extension to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the later date designated in such notice.

“Board of Directors” means the Board of Directors of the Corporation and any committee thereof acting within its authority.

“Business Day” means any day other than a Saturday, a Sunday or a day when banks are not open for business in Toronto, Ontario.

“Class A Common Shares” means the multiple voting common shares in the capital of the Corporation.

“Corporation” means AdValiant, Inc., a corporation incorporated and existing under the Act.

“Current Market Price” means, in respect of a ParentCo Common Share on any date, the average of the closing bid and ask prices of ParentCo Common Shares during a period of 10 consecutive trading days ending not more than five trading days before such date on the principal U.S. stock exchange or automated quotation system on which the ParentCo Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of ParentCo Common Shares during such period does not create a market which reflects the fair market value of ParentCo Common Shares or ParentCo Common Shares are not listed on a U.S. stock exchange, quoted on an automated quotation system, or reported on the NASD OTCBB, then the Current Market Price of a ParentCo Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“DGI Common Shares” means the shares of common stock, with a par value of $0.001 per share, in the capital of Dialog Group, Inc., a corporation organized and existing under the laws of Delaware;

“Effective Date” means the date of the completion of the Reorganization.

“Escrow Agreement” means an agreement dated as of June 30, 2005 among the Corporation, Dialog Group, Inc., AdValiant Acquisition Corp., AdValiant USA, Inc., Empire Media, Inc., Jivan Manhas and Matthew Wise, and Mark Siegel as escrow agent, pursuant to which the escrow agent holds a specified number of Exchangeable Shares in accordance with the terms thereof.

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, or redemption of, or distribution of assets of the Corporation in respect of, Exchangeable Shares pursuant to these share provisions, the Support Agreement or the Voting and Exchange Trust Agreement, for that part of the consideration which is:

(a)
the Current Market Price of a ParentCo Common Share, such consideration shall be fully paid and satisfied by the delivery of one ParentCo Common Share, as evidenced by certificates representing the aggregate number of such ParentCo Common Shares;

(b)
the amount of all declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action, a cheque or cheques payable at par at any branch of the bankers of the payor; and

(c)	all declared and unpaid non-cash dividends deliverable in connection with such action, such consideration shall be fully satisfied by the delivery of such non-cash items;

provided that (i) any such share consideration shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest created by or through the Corporation or ParentCo; and (ii) such consideration shall be paid less any tax required to be deducted and withheld therefrom, unless the holder provides to the Corporation a certificate or such other assurance as is provided for under applicable legislation as is required to ensure that the Corporation is not liable for such tax, and without interest.

“Exchangeable Share Price” means, for each Exchangeable Share, at any given date, an amount equal to the aggregate of:

(a)	the Current Market Price of a ParentCo Common Share; plus

(b)	an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

(c)	an additional amount equal to all dividends declared on a ParentCo Common Share which have not been declared on each Exchangeable Share in accordance herewith; plus

(d)	an additional amount representing the value of non-cash dividends declared and unpaid on such Exchangeable Share.

“Exchangeable Shares” means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

“Liquidation Amount”has the meaning provided in Section 5.1 hereof.

“Liquidation Call Right” has the meaning provided in the Support Agreement

“Liquidation Date” has the meaning provided in Section 5.1 hereof.

“Merger” means the merger of AdValiant USA, Inc. and AdValiant Acquisition Corp. under the laws of Delaware pursuant to the Merger Agreement.

“Merger Agreement” means the agreement between the Corporation, certain shareholders thereof, Dialog Group, Inc., AdValiant Acquisition Corp. and AdValiant USA., Inc. contemplating the Reorganization and the Merger.

“ParentCo” means (i) AdValiant USA, Inc., a corporation organized and existing under the laws of the State of Delaware, if the reference is made in respect of an action to be taken by or in respect of “ParentCo” prior to the effective time of the Merger and (ii) Dialog Group, Inc., a corporation organized and existing under the laws of Delaware, if the reference is made in respect of an action to be taken by or in respect of “ParentCo” on or after the effective time of the Merger and, in either case, includes any successor corporation of AdValiant USA, Inc. and Dialog Group, Inc.

“ParentCo Call Notice” has the meaning provided in Section 6.3 hereof.

“ParentCo Common Shares” means AdValiant USA Common Shares prior to the effective time of the Merger and DGI Common Shares on or after the effective time of the Merger and any other securities in substitution therefor as provided in Section 2.5 of the Support Agreement.

“ParentCo Dividend Declaration Date” means the date on which the board of directors of ParentCo declares any dividend on the ParentCo Common Shares.

“ParentCo Sub” means any subsidiary of ParentCo (other than the Corporation) incorporated under the laws of a Province of Canada or the federal laws of Canada;

“Purchase Price” has the meaning provided in Section 6.3 hereof.

“RCR Exercising Party” has the meaning provided in Section 6.3 hereof.

“Redemption Call Purchase Price” has the meaning provided in the Support Agreement.

“Redemption Call Right” has the meaning provided in the Support Agreement.

“Redemption Price” has the meaning provided in Section 7.1 hereof.

“Reorganization” means the reorganization of the capital structure of the Corporation pursuant to which the Corporation issued certain Exchangeable Shares.

“Retracted Shares” has the meaning provided in Subsection 6.1(i) hereof.

“Retraction Call Right” has the meaning provided in Subsection 6.1(iii) hereof.

“Retraction Date” has the meaning provided in Subsection 6.1(ii) hereof.

“Retraction Price” has the meaning provided in Section 6.1 hereof.

“Retraction Request” has the meaning provided in Section 6.1 hereof.

“Subsidiary”, in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

“Support Agreement”means the Support Agreement between AdValiant USA, Inc., Dialog Group, Inc. and the Corporation made as of the Effective Date.

“Trustee” means Empire Media, Inc. and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement between the Corporation, Dialog Group, Inc., AdValiant USA, Inc., Empire Media, Inc. (as a shareholder of the Corporation and Trustee), Jivan Manhas and Matthew Wise made as of the Effective Date.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

Section 2.1 The Exchangeable Shares shall be entitled to a preference over the Class A Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to (i) priority in payment of dividends, and (ii) the distribution of assets in the event of the liquidation dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

ARTICLE 3
DIVIDENDS

Section 3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each ParentCo Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the ParentCo Common Shares, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each ParentCo Common Share or (b) in the case of a share dividend declared on the ParentCo Common Share to be paid in ParentCo Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of ParentCo Common Shares to be paid on each ParentCo Common Share or (c) in the case of a dividend declared on the ParentCo Common Shares in property (other than cash or ParentCo Common Shares) in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each ParentCo Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

Section 3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) at the address of such holder according to the share register of the Corporation shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any share dividends contemplated by Subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share at the address for such holder according to the share register of the Corporation shall satisfy the share dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share at the address for such holder according to the share register of the Corporation shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

Section 3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the ParentCo Common Shares.

Section 3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

Section 3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

ARTICLE 4
CERTAIN RESTRICTIONS

Section 4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)	at any time amend the articles or by-laws of the Corporation in a manner which would prejudicially affect the holders of Exchangeable Shares in any material respect; or

(b)
at any time amalgamate with any other corporation, initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation.

Section 4.2 So long as any of the Exchangeable Shares are outstanding and the Corporation is in default in the declaration and payment of dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the Effective Date on the ParentCo Common Shares, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)
pay any dividends on the Class A Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than share dividends payable in any such other shares ranking junior to the Exchangeable Shares;

(b)
redeem or purchase or make any capital distribution in respect of Class A Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(c)	redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

Section 5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation to the holders of the Class A Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”) which, as set forth in section 5.2, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder’s total Liquidation Amount. In connection with payment of the Exchangeable Share Consideration representing the total Liquidation Amount, the Corporation shall be entitled to liquidate some of the ParentCo Common Shares which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

Section 5.2 Within 10 Business Days after the Liquidation Date, and subject to the exercise by ParentCo or ParentCo Sub of the Liquidation Call Right, and receipt by the Corporation of appropriate certificates or other assurances in respect of applicable taxes related to the payment of the Exchangeable Share Consideration, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation or such other office in Ontario, Canada as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. The Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at such other office in Ontario, Canada as may be specified by the Corporation by notice to the holders of Exchangeable Shares. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their respective Exchangeable Share Consideration, unless payment of the Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the ParentCo Common Shares delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights in ParentCo with respect thereto under the Voting and Exchange Trust Agreement.

Section 5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

Section 5.4 If ParentCo or ParentCo Sub exercises the Liquidation Call Right, each holder of Exchangeable Shares shall be obligated to sell on the Liquidation Date all the Exchangeable Shares held by such holder to whichever of ParentCo or ParentCo Sub, has exercised the Liquidation Call Right on payment by whichever of ParentCo or ParentCo Sub has exercised the Liquidation Call Right to the holder of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price for each such share.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

Section 6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by ParentCo or ParentCo Sub of the Retraction Call Right which, if exercised by ParentCo or ParentCo Sub, shall be binding on the holders of Exchangeable Shares, and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which as set forth in section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holders total Retraction Price. In connection with payment of the Exchangeable Share Consideration representing the total Retraction Price, the Corporation shall be entitled to liquidate some of the ParentCo Common Shares that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at such other office in Ontario, Canada as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as maybe acceptable to the Corporation:

(i)
specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(ii)
stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that such date shall be not less than ten Business Days nor more than fifteen Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation,

(iii)
acknowledging the overriding right (the “Retraction Call Right”) of ParentCo or, at ParentCo’s option, ParentCo Sub to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

Section 6.2 Subject to the exercise by ParentCo or, at ParentCo’s option, ParentCo Sub of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request as well as appropriate certificates or other assurances in respect of applicable taxes related to the payment of the Exchange Share Consideration, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered on the Retraction Date to such holder the Exchangeable Share Consideration representing the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by ParentCo pursuant to the Retraction Call Right, a new certificate for the balance of such Exchangeable Shares shall be issued on the Retraction Date to the holder at the expense of the Corporation.

Section 6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify ParentCo thereof. In order to exercise the Retraction Call Right, ParentCo or ParentCo Sub must notify the Corporation in writing of its determination to do so (the “ParentCo Call Notice”) within five Business Days of such notification. If neither ParentCo nor ParentCo Sub notifies the Corporation within five Business Days, the Corporation will notify the holder as soon as possible thereafter that ParentCo and ParentCo Sub will not exercise the Retraction Call Right. If ParentCo or ParentCo Sub delivers the ParentCo Call Notice within such five Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to whichever of ParentCo and ParentCo Sub is exercising the Retraction Call Right (the “RCR Exercising Party”) in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share, which as set forth in section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of the RCR Exercising Party of the Exchangeable Share Consideration representing such holder’s total Purchase Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, the RCR Exercising Party shall deposit with the Corporation, on or before the Retraction Date, the Exchangeable Share Consideration for each Exchangeable Share to be purchased. Provided that such Exchangeable Share Consideration has been so deposited with the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither ParentCo nor ParentCo Sub delivers a ParentCo Call Notice within five Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

Section 6.4 Subject to receipt by the Corporation or the RCR Exercising Party of appropriate certificates or other assurances in respect of applicable taxes related to the payment of the Exchangeable Share Consideration, the Corporation or the RCR Exercising Party, as the case may be, shall deliver on the Retraction Date the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at such other office in Ontario, Canada as may be specified by the Corporation by notice to the holders of Exchangeable Shares and such delivery of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability under this Article 6, except as to any cheque included therein which is not paid on due presentation.

Section 6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Exchangeable Share Consideration representing the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the ParentCo Common Shares delivered to it. Notwithstanding the foregoing, until payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights in ParentCo with respect thereto under the Voting and Exchange Trust Agreement.

Section 6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither ParentCo nor ParentCo Sub shall have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis in respect of Exchangeable Shares to be redeemed on the applicable Retraction Date, and shall issue on the Retraction Date to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to have exercised its Exchangeable Right (as defined in the Voting and Exchange Trust Agreement) so as to require ParentCo or, at the option of ParentCo, ParentCo Sub to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment to such holder of the Exchangeable Share Consideration representing the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and ParentCo or ParentCo Sub, as the case may be, shall make such purchase.

Section 6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the RCR Exercising Party shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

Section 7.1 Subject to applicable law, and if either ParentCo or ParentCo Sub does not exercise the Redemption Call Right which, if exercised by ParentCo or ParentCo Sub, shall be binding on the holders of Exchangeable Shares, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount for each Exchangeable Share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the “Redemption Price”), which as set forth in section 7.3 below, shall be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. In connection with payment of the Exchangeable Share Consideration representing the Redemption Price, the Corporation shall be entitled to liquidate some of the ParentCo Common Shares which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

Section 7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by ParentCo or ParentCo Sub under the Redemption Call Right, as the case maybe, of the Exchangeable Shares held by such holder. Such notice shall set out the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

Section 7.3 On the Automatic Redemption Date and subject to the exercise by ParentCo or ParentCo Sub of the Redemption Call Right, and receipt by the Corporation of appropriate certificates or other assurances in respect of applicable taxes related to the payment of the Exchangeable Share Consideration, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at such other office in Ontario, Canada as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require. The Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall be delivered to each holder, at the address of the holder recorded in the securities register for the Exchangeable Shares. On the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their respective

Exchangeable Share Consideration unless payment of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until such Exchangeable Share Consideration has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the automatic Redemption Date to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their respective Exchangeable Share Consideration so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the ParentCo Common Shares delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights in ParentCo with respect thereto under the Voting and Exchange Trust Agreement.

Section 7.4 If ParentCo or ParentCo Sub exercises the Redemption Call Right, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by the Holder to whichever of ParentCo or ParentCo Sub exercises such right on the Automatic Redemption Date on payment by whichever of ParentCo or ParentCo Sub exercises such right to the holder of the Exchangeable Share consideration representing the Redemption Call Purchase Price for each such share.

ARTICLE 8
VOTING RIGHTS

Section 8.1 The holders of the Exchangeable Shares shall be entitled to receive notice of and to attend and vote, and to one thousandth (0.001) vote for each Exchangeable Share held by them, at all shareholders’ meetings.

ARTICLE 9
AMENDMENT AND APPROVAL

Section 9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

Section 9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been (a) consented to in writing by each holder of Exchangeable Shares or such holder’s attorney authorized in writing or (b) given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares held by the escrow agent pursuant to the terms of the Escrow Agreement and Exchangeable Shares beneficially owned by ParentCo or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares (excluding Exchangeable Shares held by the escrow agent pursuant to the terms of the Escrow Agreement and Exchangeable Shares beneficially owned by ParentCo or its Subsidiaries) at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

ARTICLE 10
RECIPROCAL CHANGES, ETC. IN RESPECT OF
PARENTCO COMMON SHARES

Section 10.1 Notwithstanding the provisions of Article 9, the Exchangeable Shares shall be automatically adjusted to fully reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization or other like change with respect to, or any amalgamation, merger or other similar transaction affecting, ParentCo Common Stock occurring after the Effective Date.

ARTICLE 11
ACTIONS BY THE CORPORATION UNDER
SUPPORT AGREEMENT

Section 11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by ParentCo with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation or the holders of the Exchangeable Shares all rights and benefits in favour of the Corporation or the holders of the Exchangeable Shares under or pursuant thereto.

Section 11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waive or forgive its rights or obligations under, the Support Agreement or the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.1 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

(b)
making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12
LEGEND

Section 12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

ARTICLE 13
MISCELLANEOUS

Section 13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

Section 13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such other office in Ontario, Canada as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

Section 13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

Section 13.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

Section 13.5 All Exchangeable Shares acquired by the Corporation upon the purchase, redemption or retraction thereof shall be cancelled.

CLASS A COMMON SHARES

The holders of the Class A Common Shares shall be entitled:

1.
To receive notice of, and to attend and to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares other than the Class A Common Shares are entitled to vote, and to cast at all such meetings 1,000 votes per Class A Common Share;

2.
subject to the rights of the holders of Exchangeable Shares, to receive and the Corporation shall pay thereon, as and when declared by the directors out of monies of the Corporation properly applicable to the payment of dividends, such amounts as may from time to time be declared by the directors; and

3.
subject to the rights of the holders of Exchangeable Shares, to receive, subject to the rights of the holders of any other classes of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

SCHEDULE A

RETRACTION REQUEST

To:	AdValiant, Inc., (the “Corporation”)
Dialog Group, Inc. (“ParentCo”)

This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by the enclosed certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐	all share(s) represented by the certificate(s) accompanying this notice; or

☐	_______________ share(s) only.

The undersigned hereby notifies the Corporation that the Retraction Date shall be __________.

NOTE:
The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the Retraction Call Right of ParentCo or, at ParentCo’s option, ParentCo Sub to purchase all but not less than all of the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to ParentCo or ParentCo Sub in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If ParentCo and ParentCo Sub determine not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to ParentCo or ParentCo Sub, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed, subject to revoking this notice in accordance with the Share Provisions, to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require ParentCo to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, ParentCo and ParentCo Sub that the undersigned has good title to, and owns, the share(s) that are the subject of this notice and are to be acquired by the Corporation, ParentCo or ParentCo Sub, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

☐	Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada

☐
Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the registered office of the Corporation, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the Share Provisions.

Name of Person I Whose Name Securities or Cheque(s) or Other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)	Date

Street Address or P.O. Box	Signature of Shareholder

City, Province	Signature Guaranteed by

NOTE:
This notice must be completed and the certificate(s) representing the Exchangeable Shares which are the subject of this notice, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its office at 2 St. Clair Avenue East, Suite 800, Toronto, Ontario, Canada, M4T 2T5. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

NOTE:
Signature must be guaranteed by a Canadian chartered bank, a major Canadian trust company, a member of a recognized Canadian stock exchange or a member of the Securities Transfer Agents Medallion Program (STAMP).

NOTE:
If the notice of retraction is for less than all of the share(s) represented by the certificate(s) submitted with this notice, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation.